Exhibit 99.1

ASTROTECH ANNOUNCES REVERSE STOCK SPLIT

Austin, Texas, November 23, 2022 – Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”), a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology, today announced that it has filed a third amendment to its Certificate of Incorporation to effect a reverse stock split of its common stock at a ratio of 1-for-30 (the “Charter Amendment”). The reverse stock split will become effective at 12:01 a.m. Eastern Time on December 5, 2022. Astrotech’s common stock is expected to begin trading on a split-adjusted basis on The Nasdaq Capital Market when the market opens on December 5, 2022, under the existing trading symbol “ASTC.” The reverse stock split is primarily intended to enable the Company to regain compliance with the $1.00 minimum bid price required for continued listing on The Nasdaq Capital Market. The new CUSIP number for the Company’s common stock following the reverse stock split will be 046484309.

At the annual meeting of stockholders held on November 15, 2022, Astrotech’s stockholders granted authority to the Board of Directors (the “Board”) to effect, in its discretion prior to December 31, 2022, a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-5 and not more than 1-for-30, with such ratio to be determined by the Board, and approved a corresponding amendment to the Company’s Certificate of Incorporation, in substantially the same form as the Charter Amendment. Additional information regarding the reverse stock split approved by the Company’s stockholders can be found in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission on September 26, 2022.

The Charter Amendment provides that at the effective time of the reverse stock split, each 30 shares of the Company’s issued and outstanding common stock will be automatically combined into one validly issued, fully paid and non-assessable share of common stock, without effecting a change to the par value per share. The reverse stock split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the reverse stock split, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans. In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options and warrants outstanding immediately prior to the effectiveness of the reverse stock split with a corresponding increase in exercise price per share. The reverse stock split will also trigger a proportionate adjustment to the number of shares of common stock issuable upon the conversion of our Series D convertible preferred stock, par value $0.001 per share.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the reverse stock split will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing trading price per share of the common stock as reported on The Nasdaq Capital Market during the regular trading hours for the five consecutive trading days immediately preceding the effective date of the reverse stock split (with such average closing sales prices being adjusted to give effect to the reverse stock split). Stockholders with shares in brokerage accounts should direct any questions concerning the reverse stock split to their broker; all other stockholders may direct questions to the Company's transfer agent, American Stock Transfer & Trust Company, LLC at (877) 248-6417.

Exhibit 99.1

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market. BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the effect that the reverse stock split may have on the price of our common stock; our ability to retain our listing on The Nasdaq Capital Market; the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530